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                                                                     EXHIBIT 4.3


                                    DDI CORP.
                      2003 DIRECTORS EQUITY INCENTIVE PLAN


1.   Purpose.

          This plan shall be known as the DDi Corp. 2003 Directors Equity Incentive Plan (the "Plan"). The purpose of the Plan shall be to promote the long-term growth and profitability of DDi Corp. (the "Company") and its Subsidiaries by (i) providing Non-Employee Directors of the Company with grants of non-qualified stock options as incentives to maximize stockholder value and otherwise contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available Non-Employee Directors.

2.   Definitions

          (a) "Board of Directors" and "Board" mean the board of directors of the Company.

          (b) "Cause" means the occurrence of one or more of the following events:

              (i) indictment of conviction of any felony (it being understood that if such Participant is not convicted of a felony within two (2) years of indictment (or later if any state or federal agency is actively prosecuting such felony), such options shall be reinstated),

              (ii) fraud, misappropriation, or embezzlement that, if such Participant were an officer or employee of the Company or its Subsidiaries, would warrant termination from the Company or its Subsidiaries based upon the existing policies of the Company and its subsidiaries then in effect,

              (iii) drug or alcohol abuse that, if such Participant were an officer or employee of the Company or its Subsidiaries, would warrant termination from the Company or its Subsidiaries based upon the existing policies of the Company and its Subsidiaries then in effect,

              (iv) any willful misconduct or willful acts that materially impair the assets of operations of the Company and its Subsidiaries, taken as a whole,

              (v) acts of discrimination or sexual harassment that, if such Participant were an officer or employee of the Company or its Subsidiaries, would warrant termination from the Company or its Subsidiaries based upon the existing policies of the Company and its Subsidiaries then in effect,

              (vi) public statements disparaging the Company that are likely to cause material damage to the Company and its Subsidiaries, taken as a whole.


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          (c) "Change in Control" means the occurrence of one of the following events:

              (i) any "person" or "group" is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (for the purposes of this clause, such person shall be deemed to beneficially own any voting stock of a person held by any other person (the "parent entity"), if such person is the beneficial owner, directly or indirectly, of more than 50% of the voting power of the voting stock of such parent entity) or such person or group has the power, directly or indirectly, to elect a majority of the members of the board of directors of the Company;

              (ii) the sale of all or substantially all the assets of the Company to another person, or, the merger or consolidation of the Company with or into another person or the merger of another person with or into the Company, or if the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the voting stock of the Company are changed into or exchanged for cash, securities, or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving person or transferee that represent, immediately after such transaction, a majority of the aggregate voting power of the voting stock of the surviving person or transferee; or

              (iii) the Company is dissolved or liquidated.

          (d) "Code" means the Internal Revenue Code of 1986, as amended.

          (e) "Common Stock" means the Common Stock, par value $.001 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

          (f) "Competition" is deemed to occur if a person whose employment with the Company or its Subsidiaries has terminated obtains a position as a full-time or part-time employee of, as a member of the board of directors of, or as a consultant or advisor with or to, or acquires an ownership interest in excess of 5% of, a corporation, partnership, firm or other entity that engages in any of the businesses of the Company or any Subsidiary with which the person was involved in a management role at any time during his or her last five years of employment with or other service for the Company or any Subsidiaries.

          (g) "Disability" means a disability that would entitle an eligible participant to payment of monthly disability payments under any Company disability plan or as otherwise determined by the Committee.

          (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (i) "Family Member" has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.


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          (j) "Fair Market Value" of a share of Common Stock of the Company means, as of the date in question, (i) if the Common Stock is listed on any national securities exchange or quoted on the Nasdaq National Market or Nasdaq Small Cap Market, weighted average of the closing sales price of the Common Stock or such exchange or market on the five (5) trading days immediately preceding the date of grant; or (ii) otherwise, the fair market value as determined by the Board of Directors of the Company, which determination shall be subject to approval by the Required Lenders; provided, further, that should such lenders not approve the determination of Fair Market Value, any dispute with regard to such valuation determinations shall be resolved by a neutral valuation firm of national standing approved by the Required Lenders; provided, however, that when shares received upon exercise of an option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or applicable withholding taxes and to compute the withholding taxes.

          (k) "Non-Employee Director" has the meaning given to such term in Rule 16b-3 under the Exchange Act and any successor thereto.

          (l) "Other Company Securities" mean securities of the Company other than Common Stock, which may include, without limitation, unbundled stock units or components thereof, debentures, preferred stock, warrants and securities convertible into or exchangeable for Common Stock or other property.

          (m) "Required Lenders" has the meaning given such term in the Senior Credit Agreement.

          (n) "Senior Credit Agreement" means the Second Amended and Restated Credit Agreement, dated as of December 12, 2003, among certain Subsidiaries of the Company, JPMorgan Chase Bank, as Administrative Agent, and the Lenders and other agents named therein.

          (o) "Subsidiary" means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.

          (p) "Time of Determination" means the time and date of the earlier to occur of (A) the date as of which the Fair Market Value is to be computed, (B) the date of the first public announcement of the issuance, sale, distribution or granting in question and (C) the last full trading day on such exchange or market before the commencement of "ex-dividend" trading in the Common Stock relating to the event giving rise to the adjustment required by this Plan.

3.   Administration.

          The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall be authorized to (i) select persons to participate in the Plan, (ii) determine the form and substance of grants made under the Plan to each participant, and the conditions and


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restrictions, if any, subject to which such grants will be made, (iii) certify that the conditions and restrictions applicable to any grant have been met, (iv) modify the terms of grants made under the Plan, (v) interpret the Plan and grants made thereunder, (vi) make any adjustments necessary or desirable in connection with grants made under the Plan to eligible participants located outside the United States and (vii) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate. Decisions of the Board on all matters relating to the Plan shall be in the Board's sole discretion and shall be conclusive and binding on all parties. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Board and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Board or by any officer of the Company in connection with the performance of duties under the Plan, except for such person's own willful misconduct or as expressly provided by statute.

          The expenses of the Plan shall be borne by the Company. The Plan shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any award under the Plan, and rights to the payment of such awards shall be no greater than the rights of the Company's general creditors.

4.   Shares Available for the Plan.

          Subject to adjustments as provided in Section 11, an aggregate of 600,000 shares of Common Stock (the "Option Shares") may be issued upon the exercise of stock options (the "Stock Options") granted pursuant to the Plan. Such Shares may be in whole or in part authorized and unissued or held by the Company as treasury shares. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, or is tendered or withheld as to any shares in payment of the exercise price of the grant or the taxes payable with respect to the exercise, then such unpurchased, forfeited, tendered or withheld Shares shall thereafter be available for further grants under the Plan.

          Without limiting the generality of the foregoing provisions of this
Section 4 or the generality of the provisions of Sections 3, 6 or 13 or any other section of this Plan, the Board may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of this Plan) as the Board may, in its sole discretion, determine, enter into agreements (or take other actions with respect to the options) for new options containing terms (including exercise prices) more (or less) favorable than the outstanding options.

5.   Participation.

          Participation in the Plan shall be limited to those Non-Employee Directors of the Company selected by the Board (the "Participants"). Nothing in the Plan or in any grant thereunder shall confer any right on a Participant to continue as a director of the Company or shall interfere in any way with the right of the Board, if applicable, to reduce the compensation or responsibilities of a Participant at any time. By accepting any award under the Plan, each


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Participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Board.

          Stock Options may be granted to such Participants and for such number of Shares as the Board shall determine (such individuals to whom grants are made being sometimes herein called "optionees" or "grantees," as the case may be). Determinations made by the Board under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. A grant of any type made hereunder in any one year to an eligible Participant shall neither guarantee nor preclude a further grant of that or any other type to such Participant in that year or subsequent years.

6.   Stock Options.

          The Board may from time to time grant Stock Options to purchase up to 100,000 shares of Common Stock in the aggregate to each Participant. The Stock Options granted shall take such form as the Board shall determine, subject to the terms and conditions set forth in this Plan. It is the Company's intent that Stock Options granted under the Plan not be classified as incentive stock options under Section 422 of the Code and any successor thereto.

          (a) Price. The price per Share deliverable upon the exercise of each option ("exercise price") shall be $5.00 per share.

          (b) The Stock Options may only be exercised to the extent they have become vested. The Stock Options shall vest in an increment of 40% on the respective date of grant and in three successive increments of 20% on each twelve-month anniversary thereof.

          (c) Payment. Options may be exercised, in whole or in part, upon payment of the exercise price of the Shares to be acquired. Unless otherwise determined by the Board, payment shall be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options' exercise, (iii) by simultaneous sale through a broker reasonably acceptable to the Board of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, (iv) by authorizing the Company to withhold from issuance a number of Shares issuable upon exercise of the options which, when multiplied by the Fair Market Value of a share of Common Stock on the date of exercise, is equal to the aggregate exercise price payable with respect to the options so exercised or (v) by any combination of the foregoing.

          In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Stock must be delivered to the Company.


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Delivery for this purpose may, at the election of the grantee, be made either by
(A) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to the grantee's broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes).

          In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (iv) above, (A) only a whole number of Share(s) (and not fractional Shares) may be withheld in payment and (B) such grantee must present evidence acceptable to the Company that he or she has owned a number of shares of Common Stock at least equal to the number of Shares to be withheld in payment of the exercise price (and that such owned shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise. When payment of the exercise price is made by withholding of Shares, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the Shares withheld in payment (plus any applicable taxes) shall be paid in cash. No grantee may authorize the withholding of Shares having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes). Any withheld Shares shall no longer be issuable under such option (except pursuant to any Reload Option (as defined below) with respect to any such withheld Shares).

          (d) Terms of Options. The term during which each option may be exercised shall be determined by the Board, but if required by the Code and except as otherwise provided herein, no option shall be exercisable in whole or in part more than ten years from the date it is granted. All rights to purchase Shares pursuant to a Stock Option shall, unless sooner terminated, expire at the date designated by the Board. The Board shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The Shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Prior to the exercise of an option and delivery of the Shares represented thereby, the optionee shall have no rights as a stockholder with respect to any Shares covered by such outstanding option (including any dividend or voting rights).

          (e) Termination; Forfeiture.

              (i) Death or Disability. If a Participant ceases to be a director, the Company and any Subsidiary due to death or Disability, all of the Participant's Stock Options to the extent then vested and exercisable will remain so for a period of one year from the date of such death or Disability, but in no event after the expiration date of the Stock Options; provided


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that the Participant does not engage in Competition during such one year period unless he or she received written consent to do so from the Board.

              (ii) Discharge for Cause. If a Participant ceases to be a director of the Company due to Cause, all of the Participant's Stock Options shall expire and be forfeited immediately upon such cessation, whether or not then exercisable.

              (iii) Other Termination. Unless otherwise determined by the Board, if a Participant ceases to be a director of the Company for any reason other than death, Disability or Cause, (A) all of the Participant's Stock Options that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of such cessation, but in no event after the expiration date of the Stock Options; provided that the Participant does not engage in Competition during such 90-day period unless he or she receives written consent to do so from the Board or the Committee, and (B) all of the Participant's Stock Options that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation.

              (iv) Change in Control.

              (A) Upon any Change of Control effected solely for cash consideration, (A) all Stock Options shall immediately become fully vested and all deferrals, other than deferrals of amounts that are neither measured by reference to nor payable in shares of Common Stock, shall be accelerated, immediately prior to the Change of Control and (ii) upon consummation of such Change of Control all Awards then outstanding and requiring exercise shall be forfeited unless assumed by an acquiring or surviving entity or its affiliate as provided in the following sentence.

              (B) Upon any Change of Control where the consideration is a combination of cash and securities, (x) the percentage amount of unvested Stock Options that shall become immediately vested shall be equal to the percentage amount that cash consideration represents to the total consideration used in connection with such Change of Control and (y) the percentage amount of unvested Stock Options that shall be converted into unvested Stock Options of the surviving entity resulting from such Change of Control shall be equal to the percentage amount that securities used as consideration represent to the total consideration used in connection with such Change of Control.

              (C) Upon any Change of Control where cash is not used as any form of consideration, all unvested Stock Options shall be converted into unvested Stock Options of the surviving entity resulting from such Change of Control.

              (D) If there is a Change in Control of the Company and a Participant is removed as a director of the Company within one year after such Change in Control, all of the Participant's Stock Options shall become fully vested and exercisable upon such termination and shall remain so for up to one year after the date of termination, but in no event after the expiration date of the Stock Options. In addition, the Committee shall have the authority to grant


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options that become fully vested and exercisable automatically upon a Change in
Control, whether or not the grantee is subsequently terminated.

              (f) Grant of Reload Options. The Board may provide (either at the time of grant or exercise of an option), in its discretion, for the grant to a grantee who exercises all or any portion of an option ("Exercised Options") and who pays all or part of such exercise price with shares of Common Stock, of an additional option (a "Reload Option") for a number of shares of Common Stock equal to the sum (the "Reload Number") of the number of shares of Common Stock tendered or withheld in payment of such exercise price for the Exercised Options plus, if so provided by the Board, the number of shares of Common Stock, if any, tendered or withheld by the grantee or withheld by the Company in connection with the exercise of the Exercised Options to satisfy any federal, state or local tax withholding requirements. The terms of each Reload Option, including the date of its expiration and the terms and conditions of its exercisability and transferability, shall be the same as the terms of the Exercised Option to which it relates, except that (i) the grant date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates and (ii) the exercise price for each Reload Option shall be the Fair Market Value of the Common Stock on the grant date of the Reload Option.

7.   Withholding Taxes.

              (a) Participant Election. Unless otherwise determined by the Board, a Participant may elect to deliver shares of Common Stock (or have the Company withhold shares acquired upon exercise of a Stock Option to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of a Stock Option. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a Participant elects to deliver or have the Company withhold shares of Common Stock pursuant to this Section 10(a), such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in Section 6(b) with respect to the delivery or withholding of Common Stock in payment of the exercise price of options.

              (b) Company Requirement. The Company may require, as a condition to any grant or exercise under the Plan or to the delivery of certificates for Shares issued hereunder, that the grantee make provision for the payment to the Company, either pursuant to Section 10(a) or this Section 10(b), of federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares under the Plan.

8.   WRITTEN AGREEMENT.

              Each director to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, consistent with the provisions of the Plan, as may be approved by the Board.


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9.   Transferability.

              Unless the Board determines otherwise, no Stock Option granted under the Plan shall be transferable by a participant other than by will or the laws of descent and distribution or to a participant's Family Member by gift or a qualified domestic relations order as defined by the Code. Unless the Board determines otherwise, a Stock Option may be exercised only by the optionee or grantee thereof; by his or her Family Member if such person has acquired the Stock Option, by gift or qualified domestic relations order; by the executor or administrator of the estate of any of the foregoing or any person to whom the Stock Option is transferred by will or the laws of descent and distribution; or by the guardian or legal representative of any of the foregoing. All provisions of this Plan shall in any event continue to apply to any Stock Option granted under the Plan and transferred as permitted by this Section 12, and any transferee of any such Stock Option shall be bound by all provisions of this Plan as and to the same extent as the applicable original grantee.

10.  Listing, Registration and Qualification.

              If the Board determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any Stock Option is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such Stock Option may be exercised in whole or in part and no Shares may be issued, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Board.

11.  Adjustments.

              In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Board shall make such adjustment as it deems appropriate in the number and kind of Shares or other property available for issuance under the Plan (including, without limitation, the total number of Shares available for issuance under the Plan pursuant to Section 4), in the number and kind of Stock Options or other property covered by grants previously made under the Plan, and in the exercise price of outstanding Stock Options. Any such adjustment shall be final, conclusive and binding for all purposes of the Plan. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company's obligations regarding Stock Options that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash).

              Without limitation of the foregoing, in connection with any transaction of the type specified by clause (iii) of the definition of a Change in Control in Section 2(c), the Board may, in its discretion, (i) cancel any or all outstanding options under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to such transaction if their options had been fully


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exercised immediately prior to such transaction, less the aggregate exercise price that would have been payable therefor, or (ii) if the amount that would have been payable to the option holders pursuant to such transaction if their options had been fully exercised immediately prior thereto would be equal to or less than the aggregate exercise price that would have been payable therefor, cancel any or all such options for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Board's discretion.

12.  Amendment and Termination of the Plan.

              The Board, without approval of the stockholders, may amend or terminate the Plan, except that no amendment shall become effective without prior approval of the stockholders of the Company if stockholder approval would be required by applicable law or regulations, including if required for continued compliance with the performance-based compensation exception of
Section 162(m) of the Code or any successor thereto, under the provisions of
Section 422 of the Code or any successor thereto, or by any listing requirement of the principal stock exchange on which the Common Stock is then listed.

13.  Amendment or Substitution of Awards under the Plan.

              The terms of any outstanding award under the Plan may be amended from time to time by the Board in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any award and/or payments thereunder or of the date of lapse of restrictions on Shares); provided that, except as otherwise provided in Section 11, no such amendment shall adversely affect in a material manner any right of a participant under the award without his or her written consent. The Board may, in its discretion, permit holders of awards under the Plan to surrender outstanding awards in order to exercise or realize rights under other awards, or in exchange for the grant of new awards, or require holders of awards to surrender outstanding awards as a condition precedent to the grant of new awards under the Plan.

14.  Commencement Date; Termination Date

              The date of commencement of the Plan shall be December 19, 2003, subject to approval by the shareholders of the Company.

              Unless previously terminated upon the adoption of a resolution of the Board terminating the Plan, the Plan shall terminate at the close of business on December 19, 2013. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any grant of options or other incentives theretofore granted under the Plan.

15. Severability. Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held


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to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.

16. Governing Law. The Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.


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